                                                                    EXHIBIT 24.1

                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
M~Wave, Inc

We have issued our report dated January 25, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of M~Wave, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of M~Wave, Inc. and Subsidiaries on Form S-8 (File No. 33-72650), effective December 8, 1993 and on Form S-3 (File No. 33-98712), effective November 3, 1995.

GRANT THORNTON LLP

Chicago, Illinois


                                       44